Exhibit 32.1
Principal Executive Officer’s Certification Pursuant To
Section 1350
In connection with the Annual Report of American Natural Energy Corporation (the Company) on Form 10-KSB for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael K. Paulk, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael K. Paulk

Michael K. Paulk
Chief Executive Officer
May 22, 2008